SCHEDULE II
                     INFORMATION WITH RESPECT TO
           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
             SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                        SHARES
                                        PURCHASED        AVERAGE
                        DATE            SOLD(-)          PRICE(2)

COMMON STOCK-ROLLINS


GAMCO INVESTORS, INC.

                    10/19/95            3,750-             *DO
                    10/13/95            1,500-           24.6250
                    10/11/95            1,500-           24.6250
                    10/06/95            4,500-           24.5833
                     9/14/95              450-             *DO
                     8/29/95            7,500-           23.6250
                     8/22/95           11,450-           23.5813
                     8/21/95           10,300-           23.6250






















(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NY STOCK EXCHANGE.
(2) PRICE EXCLUDES COMMISSION.
(*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP
    OF GAMCO INVESTORS, INC.




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